UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Knowles Corporation (the "Company") granted a special equity award of performance share units ("PSUs") to the Company's Chief Operating Officer, Daniel J. Giesecke, pursuant to the Company's 2018 Equity and Cash Incentive Plan (the "Plan"). The PSUs are subject to both time- and performance-based vesting requirements and are designed to support the achievement of the Company's strategic plans.

The PSUs are eligible to vest based on the achievement of specified performance goals, as described below. The target number of PSUs is 18,423, representing a grant date fair value of $500,000. Achievement could range from 0% to 140% of the target number of PSUs. Each PSU granted represents the right to receive one share of common stock based on target performance, but the ultimate number of shares of common stock will be determined as of the completion of the Performance Period (as defined below).

The PSUs will have a two-year performance period (the “Performance Period”), beginning on January 1, 2026 and continuing until December 31, 2027. The number of PSUs earned by Mr. Giesecke will be determined based on the level of achievement of revenue and adjusted earnings before interest and taxes ("adjusted EBIT") goals for the Company's Cornell Dubilier business unit (the "CD Business Unit"). The Committee shall set such goals annually for the applicable performance year, no later than March 31 of that year.

The number of PSUs allocated to the performance metrics shall be as follows:

•Year 1 revenue goal - 25% of the target number of PSUs is subject to the achievement of the revenue goal for the first year of the Performance Period;
•Year 1 adjusted EBIT goal - 25% of the target number of PSUs is subject to the achievement of the adjusted EBIT goal for the first year of the Performance Period;
•Year 2 revenue goal - 25% of the target number of PSUs is subject to the achievement of the revenue goals of the second year of the Performance Period; and
•Year 2 adjusted EBIT goal - 25% of the target number of PSUs is subject to the achievement of the adjusted EBIT goals

Each performance goal, as measured over the applicable one-year period, may be earned at a rate between 0% and 140%. Each performance goal has a potential threshold payout of 60% for achievement of 90% of target, a target payout of 100% for achievement of 100% of target, and a maximum payout of 140% for achievement of 110% of target. In no event will the payout exceed 140% of the target PSU amount. Any payout earned based on satisfaction of a performance goal during the first year of the Performance Period shall be considered "Banked PSUs." However, no PSUs will vest until the Committee's final certification of the performance goals achievement following the completion of the Performance Period, subject to Mr. Giesecke's continued employment through the Performance Period.

In the event of a Change of Control during the First Performance Year, Mr. Giesecke will earn the target number of PSUs. In the event of a Change of Control during the Second Performance Year, Mr. Giesecke will earn the sum of (i) the Banked PSUs, and (ii) 50% of the target number of PSUs. To be eligible for the PSU payout, Mr. Giesecke must remain employed with the Company through the Performance Period. In the event Mr. Giesecke experiences a Termination of Service (as defined in the Plan) within 3 months prior to, upon or within 18 months following the date of the Change of Control and before the completion of the original Performance Period, then the payout of any outstanding PSUs will occur within 60 days from Mr. Giesecke's termination date.

Subject to the Change of Control provisions described above, if Mr. Giesecke's employment ends for any reason prior to the end of the Performance Period, the PSU award shall automatically terminate and all PSUs will be forfeited.

The description of the PSU award described above is qualified by reference to the terms and conditions of the Plan and of the PSU award agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:
Exhibit Number
10.1	Special Performance Award Agreement, dated February 17, 2026, between Knowles Corporation and Daniel Giesecke
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: February 20, 2026	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary